Exhibit 99.1

Tel-Instrument Electronics Corp Announces Third Quarter FY 2012 Results

CARLSTADT, N.J.--(BUSINESS WIRE)--February 15, 2012--Tel-Instrument Electronics Corp (“Tel”, “Tel-Instrument” or the “Company”) (NYSE Amex: TIK) today announced results for the three and nine months ended December 31, 2011. During the first nine months of fiscal 2012, the Company reported solid sales growth and a significant increase in net income.

For the first nine months of fiscal year 2012, revenues grew 16% to $11,337,800 as compared to revenue of $9,772,435 for the same period in the prior year. Tel reported net income of $376,596 or $0.14 per share in the first nine months of fiscal 2012 as compared to a net loss of $334,394 or a loss of $0.13 per share in the first nine months of fiscal 2011.

Tel reported revenues of $3.7 million in the third quarter ended December 31, 2011, a 13% decrease as compared to revenues of $4.3 million in the same prior year quarter. The Company achieved net income of $97,441 or $0.04 per share in the third quarter of fiscal 2012, as compared to net income of $29,012 or $0.01 per share in the third quarter of fiscal 2011. Results for the fiscal third quarter were below the Company’s expectations due to a disruption in manufacturing operations associated with the move to a new facility and ramp-up issues associated with the AN/USM-708 program. Revenue growth in the fourth quarter of the current fiscal year is expected to materially accelerate with the full rate production of the AN/USM-708 and initial production of the TS-4530 units.

Jeff O’Hara, President and Chief Executive Officer of Tel stated, “The Company did a solid job completing the facility move in the third quarter while also achieving a sixth consecutive quarter of profitability. With our backlog of approximately $45 million providing a great foundation for growth, we continue to be excited about the future. The substantial completion of three major development programs during the quarter is a significant achievement for the Company and represents the culmination of our pre-production phase, bringing us to the beginning of significant growth. The technologies developed will provide a platform for future development programs and allow the Company to extend its product line and expand into new markets. We are at the beginning of a new phase for our Company, and we look forward to continued growth and significantly improved profitability.”

We encourage everyone to read our full results of operations contained in our Form 10-Q filed at sec.gov

About Tel-Instrument Electronics Corp

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are: changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances. A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

TEL-INSTRUMENT ELECTRONICS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2011	March 31, 2011
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$640,170	$123,955
Accounts receivable, net	1,769,817	2,585,619
Unbilled government receivables	1,466,623	1,466,623
Inventories, net	3,785,971	2,970,378
Prepaid expenses and other	137,542	70,970
Deferred debt expense	108,321	108,321
Deferred income tax asset	1,126,247	1,131,175
Total current assets	9,034,691	8,457,041

Equipment and leasehold improvements, net	617,213	330,694
Deferred debt expenses – long-term	291,865	373,105
Deferred income tax asset – non-current	1,461,664	1,461,664
Other assets	56,872	35,235
Total assets	$11,462,305	$10,657,739

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion long-term debt	522,959	282,798
Capital lease obligations	62,397	15,685
Accounts payable	1,996,916	1,598,679
Progress billings	-	424,202
Deferred revenues – current portion	19,985	28,382
Accrued payroll, vacation pay and payroll taxes	410,865	445,738
Accrued expenses	1,674,819	1,287,034
Total current liabilities	4,687,941	4,082,518

Subordinated notes payable-related parties	250,000	250,000
Capital lease obligations – long-term	166,727	-
Deferred revenues	6,342	15,381
Warranty Liability	299,399	366,137
Long-term debt, net of debt discount	1,620,638	1,979,114
Total liabilities	7,031,047	6,693,150

Commitments

Stockholders' equity:
Common stock, par value $.10 per share, 2,652,815 and
2,646,215 issued and outstanding as of December 31,
2011 and March 31, 2011, respectively	265,281	264,621
Additional paid-in capital	5,800,944	5,711,531
Accumulated deficit	(1,634,967)	(2,011,563)
Total stockholders' equity	4,431,258	3,964,589
Total liabilities and stockholders' equity	$11,462,305	$10,657,739

TEL-INSTRUMENT ELECTRONICS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net sales	$3,673,235	$4,261,222	$11,337,800	$9,772,435
Cost of sales	2,227,856	2,395,206	6,547,563	5,354,804

Gross margin	1,445,379	1,866,016	4,790,237	4,417,631

Operating expenses:
Selling, general and administrative	724,636	686,380	2,191,332	2,137,055
Engineering, research and development	633,136	767,366	2,160,107	2,385,802
Total operating expenses	1,357,772	1,453,746	4,351,439	4,522,857

Income (loss) from operations	87,607	412,270	438,798	(105,226)

Other income (expense):
Amortization of debt discount	(13,386)	(19,164)	(40,177)	(33,678)
Amortization of debt expense	(27,081)	(27,080)	(81,241)	(33,098)
Change in fair value of common stock warrants	130,433	(129,684)	66,738	(129,684)
Gain on sale of capital asset	500	-	500	3,600
Proceeds from life insurance policy	-	-	300,029	-
Interest income	224	71	418	219
Interest expense	(103,155)	(102,016)	(302,265)	(172,715)
Total other expense	(12,465)	(277,873)	(55,998)	(365,356)

Income (loss) before income taxes	75,142	134,397	382,800	(470,582)

Income tax expense (benefit)	(22,289)	105,385	6,204	(136,188)

Net income (loss)	97,431	29,012	376,596	(334,394)

Basic income (loss) per common share	$0.04	$0.01	$0.14	$(0.13)
Diluted income (loss) per common share	$0.04	$0.01	$0.14	$(0.13)

Weighted average shares outstanding:
Basic	2,652,864	2,626,149	2,650,032	2,621,417
Diluted	2,706,078	2,642,747	2,718,720	2,621,417

CONTACT:
Tel-Instrument Electronics Corp.
Joseph P. Macaluso, 201-933-1600
or
Institutional Marketing Services (IMS)
John Nesbett or Jennifer Belodeau, 203-972-9200
jnesbett@institutionalms.com